UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 24, 2019

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)    An annual meeting of shareholders of W.W. Grainger, Inc. (the “Company”) was held on April 24, 2019.

(b)    The number of shares issued, outstanding and eligible to vote at the meeting as of its record date of March 4, 2019 was 55,603,280.

At the meeting:

Management’s nominees were elected as directors of the Company for the ensuing year.  Of the 48,837,669 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares withheld/against (or abstained), and the number of broker non-votes were as follows with respect to each of the nominees:

Name	Shares Voted for Election	Shares Withheld/Against (or Abstained)	Broker Non-Votes
R. C. Adkins	40,019,482	3,298,197	5,519,990
B. P. Anderson	40,297,031	3,020,648	5,519,990
V. A. Hailey	41,157,247	2,160,432	5,519,990
S. L. Levenick	39,964,623	3,353,056	5,519,990
D. G. Macpherson	41,329,994	1,987,685	5,519,990
N. S. Novich	40,531,045	2,786,634	5,519,990
B. R. Perez	42,547,992	769,687	5,519,990
M. J. Roberts	41,065,378	2,252,301	5,519,990
E. S. Santi	42,990,265	327,414	5,519,990
J. D. Slavik	40,946,686	2,370,993	5,519,990
L. E. Watson	42,986,207	331,472	5,519,990

A proposal to ratify the appointment of Ernst & Young LLP as independent auditor of the Company for the year ending December 31, 2019 was approved.  Of the 48,837,669 shares present or represented by proxy at the meeting, 47,654,896 shares were voted for the proposal, 578,055 shares were voted against the proposal and 604,718 shares abstained from voting with respect to the proposal.

A non-binding advisory proposal to approve the compensation of the Company’s Named Executive Officers was approved.  Of the 48,837,669 shares present or represented by proxy at the meeting, 35,870,485 shares were voted for the proposal, 7,317,908 shares were voted against the proposal and 129,286 shares abstained from voting with respect to the proposal. There were 5,519,990 broker non‑votes. The Compensation Committee of the Board of Directors of the Company intends to consider these results in determining the appropriateness of the Company’s executive compensation policies and practices and their alignment with Company performance. Additionally, the Company will continue to discuss its compensation philosophy with its shareholders as part of regular investor relations activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 25, 2019

W.W. GRAINGER, INC.

By:	/s/ Hugo Dubovoy Jr.
Name: Hugo Dubovoy, Jr. Title: Vice President, Corporate Secretary